SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
       Date of Report (Date of earliest event reported) December 23, 1998


                          ALLIED WASTE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization.)

                  0-19285                           88-0228636
           (Commission File Number)       (IRS Employer Identification No.)


15880 North Greenway-Hayden Loop, Suite 100
                  Scottsdale, Arizona                   85260
         (Address of principal executive offices)     (Zip Code)



       Registrant's telephone number, including area code: (602) 423-2946



                                 Not Applicable
          (Former name or former address, if changed since last report)










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Item 5.  Other Events

On December 23, 1998, Allied Waste Industries, Inc. ("Allied") announced that Allied Waste North America, Inc., its direct, wholly-owned subsidiary, ("AWNA", and together with Allied, the "Company"), successfully completed its $1.7 billion debt offering (the "Senior Notes"), (previously announced as $1.5 billion) as a private placement under Rule 144A, and the previously announced cash tender offer to purchase all of its 10.25% AWNA notes (the "AWNA Notes") and 11.30% Allied discount notes (the "Discount Notes") (collectively, "Tender Offer"). The Company confirmed that 100% of the outstanding principal amounts of the AWNA Notes and the Discount Notes were tendered and accepted for payment.

The $1.7 billion Senior Notes offering was issued as follows:

                  $225  million of 7 3/8% Senior
                  Notes due 2004 $600 million of
                  7 5/8%  Senior  Notes due 2006
                  $875  million of 7 7/8% Senior
                  Notes due 2009

Approximately $982 million of the proceeds from the sale of these notes was used to fund the Tender Offer with the remaining proceeds used to repay borrowings under the Company's outstanding bank credit facility and other debt and for general corporate purposes.

The offer of the Senior Notes has not been registered under the Securities Act of 1933 (the "Securities Act") and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from the registration requirements of the Securities Act.












































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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                ALLIED WASTE INDUSTRIES, INC.


                           By:           /s/ PETER S. HATHAWAY
                                   ----------------------------------
                                            Vice President
                                     and Chief Accounting Officer




Date:  December 23, 1998



































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